UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2010

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 South Palo Verde, Suite 123 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 10, 2010, Gregory Firmbach was appointed to the position of President of the CDEX, Inc (OTCBB: CEXI) ("Company"). Mr. Firmbach has been an employee of the Company since September 1, 2008 and has served as our Senior Vice President since June 1, 2009. The Company announced this change in its press release dated February 10, 2010 that is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

In addition on February 11, 2010 in a Press Release the Company announced its plans to seek a new executive management team which is incorporated herein by reference as Exhibit 99.2.

Also effective February 10, 2010, Malcolm H. Philips, Jr. has stepped down as President of the Company. Additionally effective February 10, 2010, Mr. Philips resigned as an employee of the Company and he will be a consultant to the Company. Mr. Philips will retain his positions as the Company’s Chairman of the Board and Chief Executive Officer pending the hiring of a new CEO.  Mr. Philips, the Company’s founding CEO and Chairman, more recently has been the Company’s Chairman of the Board since October 9, 2007 and its President, Chief Executive Officer and a Member of the Board of Directors since June 11, 2007. As a consultant, Mr. Philips will be compensated at the rate of $4,000 per month.

Mr. Philips’ consulting agreement is attached as Exhibit 99.3.

Effective February 11, 2010, Timothy D. Shriver stepped down as a Director and Chief Operating Officer of the Company. Mr. Shriver has served as our Chief Operating Officer since February 2008 and as our Senior Vice President of Technical Operations since July 2001. Mr. Shriver will continue in the employment of the Company as Senior Manager of Technical Operations.

The Company announced this change in its "CEO Corner: What's New!" dated February 11, 2010 that is attached to this Current Report as Exhibit 99.4 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On February 10, 2010 updated its "CEO Corner: What's New!" that is attached as Exhibit 99.4 hereto, and is incorporated herein by reference. The CEO corner is also located on the company's website www.cdexinc.com.

Certain statements contained in the CEO Corner constitute "forward-looking statements" within the meaning of the securities laws. Forward-looking statements include all statements that do not relate solely to the historical or current facts, and can be identified by the use of forward looking words such as "may", "believe", "will", "expect", "expected", "project", "anticipate", "anticipated", "estimates", "plans", "strategy", "target", "prospects", "should", "intends", "estimates" "continue" and other words of similar meaning. These forward looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ materially from our expectations are described as Risk Factors in our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2008. In making these forward-looking statements, we claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements. The information contained herein and in the accompanying exhibit is being furnished pursuant to "Item 7.01 Regulation FD." The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 10, 2010
99.2	Press Release, dated February 11, 2010
99.3	Consulting Agreement
99.4	CEO Corner: What's New!

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: February 11, 2010	By:	/s/ Malcolm H. Philips, Jr.
Malcolm H. Philips, Jr., CEO